Exhibit 4.8
EXECUTION VERSION

SERIES 2025-1 SUPPLEMENT
among DIVERSIFIED ABS X LLC,
as Issuer, DIVERSIFIED ABS LLC,
DIVERSIFIED ABS PHASE II LLC,
and,
DIVERSIFIED ABS PHASE X LLC,
as Guarantors, and
UMB BANK, N.A.,
as Indenture Trustee dated as of February 27, 2025
Series 2025-1 Notes

Exhibit 4.8
TABLE OF CONTENTS
ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE    1
Section 1.01    Definitions.    1
Section 1.02    Rules of Construction    8
ARTICLE II SERIES 2025-1 NOTE DETAILS; FORMS OF SERIES 2025-1 NOTES    8
Section 2.01    Series 2025-1 Note Details.    8
Section 2.02    Delivery of Series 2025-1 Notes    9
Section 2.03    Forms of Series 2025-1 Notes.    9
Section 2.04    Tax Restricted Notes and ERISA Restricted Notes    9
Section 2.05    Principal Distribution Amounts    9
Section 2.06    Excess Amortization Amounts    10
Section 2.07    Funding of the Collection Account    10
Section 2.08    Funding of the Liquidity Reserve Account    10
Section 2.09    Redemption Terms    10
Section 2.10    Additional Terms    10
ARTICLE III GENERAL PROVISIONS    11
Section 3.01    Date of Execution    11
Section 3.02    Notices    11
Section 3.03    Governing Law; Jurisdiction; Waiver of Jury Trial    11
Section 3.04    Severability    11
Section 3.05    Counterparts; Electronic Execution    11
ARTICLE IV APPLICABILITY OF INDENTURE    12
Section 4.01    Applicability    12
EXHIBIT A Scheduled Principal Distribution Amounts    1

i

Exhibit 4.8

SERIES 2025-1 SUPPLEMENT
THIS SERIES 2025-1 SUPPLEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this “Series Supplement”), dated as of February 27, 2025, is among Diversified ABS X LLC, a Delaware limited liability company (the “Issuer”), Diversified ABS LLC, a Pennsylvania limited liability company (“DABS I”), Diversified ABS Phase II LLC, a Pennsylvania limited liability company (“DABS II”), Diversified ABS Phase X LLC, a Pennsylvania limited liability company (“DABS X” and, together with DABS I and DABS II, the “Guarantors” and each a “Guarantor”) and UMB Bank, N.A., as indenture trustee and not in its individual capacity and any successor thereto in such capacity (the “Indenture Trustee”).
RECITALS
WHEREAS, the Issuer has entered into an Indenture, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Indenture”), among the Indenture Trustee, the Securities Intermediary, the Guarantors and the Issuer;
WHEREAS, the Issuer desires to issue $530,000,000 of Series 2025-1 Notes, consisting of (i) $200,000,000 Series 2025-1 Notes, Class A-1 Notes (the “Series 2025-1 Class A-1 Notes”), (ii) $240,000,000 Series 2025-1 Notes, Class A-2 Notes (the “Series 2025-1 Class A-2 Notes” and, together with the Series 2025-1 Class A-1 Notes, the “Series 2025-1 Class A Notes”), and (iii) $90,000,000 Series 2025-1 Notes, Class B Notes (the “Series 2025-1 Class B Notes” and, together with the Series 2025-1 Class A Notes, the “Series 2025-1 Notes”), pursuant to this Series Supplement to the Indenture;
WHEREAS, each of Diversified Holdings and the Guarantors guarantees the punctual payment of the Series 2025-1 Notes pursuant to the terms of the Pledge Agreement;
WHEREAS, the Issuer represents that it has duly authorized the issuance of the Series 2025-1 Notes;
WHEREAS, the Series 2025-1 Notes constitute “Notes” as defined in the
Indenture; and
WHEREAS, the Indenture Trustee has agreed to accept the trusts herein created upon the terms herein set forth.
NOW, THEREFORE, it is mutually covenanted and agreed as follows:
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01 Definitions. All defined terms used but not defined herein shall have the meanings given to such terms in the Indenture. All words and phrases defined in the Indenture shall have the same meaning in this Series Supplement, except as otherwise appears in this Article.

Exhibit 4.8
In addition, the following terms have the following meanings in this Series Supplement unless the context clearly requires otherwise:
“Applicable Premium” means with respect to a Series 2025-1 Note at any time, as determined by the Issuer, the excess of:
(a)the present value at such time of (i) 100% of the principal amount of the applicable Note, plus (ii) all required interest payments due on the applicable Note through the Payment Date occurring in March 2028 (excluding accrued but unpaid interest to, but not including, the Redemption Date), whether at the Interest Rate or at the Subsequent Rate of Interest (if applicable) pursuant to Section 2.8(g) of the Indenture, computed using a discount rate equal to the Treasury Rate as of such time, plus 50 basis points discounted to the redemption date on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months), over
(b)the then Outstanding Principal Balance of such Series 2025-1 Note.
“Change of Control Applicable Premium” means with respect to a Series 2025-1 Note at any time, as determined by the Issuer, the excess of:
(a)the present value at such time of (i) 100% of the principal amount of such Series 2025-1 Note, plus (ii) all required interest payments due on such Series 2025-1 Note through the Payment Date occurring in March 2028 (excluding accrued but unpaid interest to, but not including, the Redemption Date), whether at the Interest Rate or at the Subsequent Rate of Interest (if applicable) pursuant to Section 2.8(g) of the Indenture, computed using a discount rate equal to the Treasury Rate as of such time, plus 100 basis points discounted to the redemption date on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months), over
(b)the then Outstanding Principal Balance of such Series 2025-1 Note.
“Change of Control Redemption Price” means, with respect to any redemption of Series 2025-1 Notes pursuant to Section 10.1(b) of the Indenture, (i) prior to the Payment Date occurring in March 2028 an amount equal to 100% of the principal amount thereof, plus the Change of Control Applicable Premium, plus accrued and unpaid interest, if any, to, but not including, the Change of Control Redemption Date, and (ii) on or after the Payment Date occurring in March 2028 an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date.
“Closing Date” means February 27, 2025.
“Day Count Convention,” with respect to the Series 2025-1 Notes, has the meaning specified in the table in Section 2.01(a).
“Escrow Agent” means UMB Bank, N.A., not in its individual capacity but solely as escrow agent under the Escrow Agreement.
“Escrow Agreement” means each escrow agreement, dated as of February 26, 2025 by and among the Issuer, Diversified Corp, the Escrow Agent and the purchasers of the Series 2025-1 Notes party thereto.

Exhibit 4.8

“Escrow Funding Date” means the Business Day prior to the Closing Date.
“Final Scheduled Payment Date,” with respect to the Series 2025-1 Notes, has the meaning specified in Section 2.01(c).
“Indenture” has the meaning specified in the preamble hereto.
“Interest Accrual Period” means, with respect to any Payment Date and the Series 2025-1 Notes, the period from, and including, the immediately preceding Payment Date (or, in the case of the initial Payment Date for any Class of the Series 2025-1 Notes, from and including the Escrow Funding Date) to, but excluding, the current Payment Date, calculated on the basis of the applicable Day Count Convention.
“Interest Rate” means, for each Class of the Series 2025-1 Notes, the rate per annum at which interest accrues on such Class as set forth in Section 2.01(a).
“No Rating Agency Declination or Waiver Action” means the obligation to satisfy the Rating Agency Condition in connection with the issuance of Additional Notes pursuant to Section 2.15 of the Indenture.
“Placement Agents” means, with respect to the Series 2025-1 Notes, Barclays Capital Inc., KeyBanc Capital Markets Inc., Legado Capital Advisors, LLC and Mizuho Securities USA LLC, in their respective capacities as placement agents.
“Rating Agency” means, with respect to the Series 2025-1 Notes, means (i) Fitch and (ii) if Fitch does not issue a senior unsecured long-term debt rating, corporate credit rating or issuer rating for the applicable Person or fails to make such rating publicly available, a “nationally recognized statistical rating organization” registered under the Exchange Act, that is consented to by the Majority Noteholders.
“Rating Agency Condition” means, with respect to any transaction or matter and with respect to the Series 2025-1 Notes, a condition that will be satisfied if (i) each Rating Agency then rating the Series 2025-1 Notes shall have been notified in writing at least ten (10) Business Days (or such shorter period that is acceptable to such Rating Agency) prior to such transaction or matter, or promptly thereafter if prior notice is not possible, and (ii) each such Rating Agency notifies the Issuer (which may be in the form of e-mail, press release, posting to its internet website, and a copy of which notice the Issuer will promptly deliver to each Noteholder) that such transaction or matter will not result in a downgrade, qualification or withdrawal of the then-current rating assigned to the Series 2025-1 Notes by such Rating Agency; provided, that other than in connection with a No Rating Agency Declination or Waiver Action, if a Rating Agency Declination is received, the requirement to satisfy the Rating Agency Condition with respect to the applicable Rating Agency and such matter shall not apply; provided, further, that other than in connection with a No Rating Agency Declination or Waiver Action, if a Rating Agency refuses to respond or otherwise does not respond to a request for the satisfaction of the Rating Agency Condition, the requirement to satisfy the Rating Agency Condition shall be waived unless such Rating Agency’s refusal or failure to respond to such request is due to a commercial dispute

Exhibit 4.8

between the Issuer or its Affiliates and such Rating Agency, including, but not limited to, any disagreement regarding such Rating Agency’s fees.
“Rating Agency Declination” means, with respect to any transaction or matter and with respect to any Rating Agency then rating the Series 2025-1 Notes, (x) an indication by such Rating Agency, that it is not the customary procedure of such Rating Agency to provide notification in writing that such transaction or matter will not result in a downgrade, qualification or withdrawal of the then-current rating assigned to the Series 2025-1 Notes by such Rating Agency or (y) a written waiver or acknowledgement from such Rating Agency indicating its decision not to review or declining to review such transaction or the matter for which the satisfaction of the Rating Agency Condition is sought; provided, that any Rating Agency’s refusal to satisfy the Rating Agency Condition due to a commercial dispute between the Issuer or its Affiliates and such Rating Agency, including, but not limited to, any disagreement regarding such Rating Agency’s fees, shall not constitute a Rating Agency Declination; provided, further, that if any Rating Agency shall publicly announce a policy, as a general matter, to no longer review requests for the satisfaction of the Rating Agency Condition, so long as such policy shall remain in effect, any party requesting the satisfaction of the Rating Agency Condition with respect to such Rating Agency shall be required only to deliver written notice to such Rating Agency of any transaction or matter for which the satisfaction of the Rating Agency Condition would have been requested, and such Rating Agency shall thereafter be deemed to have delivered a Rating Agency Declination with respect to such transaction or matter.
“Redemption Price” means, (i) with respect to any redemption of any Class of Series 2025-1 Notes pursuant to Section 10.1(a) of the Indenture (other than in connection with a Change of Control), (a) prior to March 2028, an amount equal to 100% of the principal amount thereof, plus the Applicable Premium, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date, and (b) on or after March 2028, an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any to, but not including, the Redemption Date and (ii) with respect to a Change of Control, the Change of Control Redemption Price.
“Series 2025-1 Class A Outstanding Principal Balance” means, as of any date of determination, the Outstanding Principal Balance of all Series 2025-1 Class A Notes issued pursuant to the Indenture, as the context requires.
“Series 2025-1 Class A Excess Amortization Amount” means, with respect to any Payment Date following the Anticipated Repayment Date of the Notes where the Series 2025-1 Class A-1 Excess Allocation Percentage and the Series 2025-1 Class A-2 Excess Allocation Percentage are not 100%, the amount of Available Funds for such Payment Date remaining after giving effect to the distributions pursuant to the clauses of the Priority of Payments immediately preceding the clause pursuant to which such the Class A Excess Amortization Amount is to be distributed on such Payment Date; provided, that the Series 2025-1 Class A Excess Amortization Amount as of any Payment Date shall not exceed the Series 2025-1 Class A Outstanding Principal Balance of as of such Payment Date (calculated after giving effect to the payments pursuant to the clauses of the Priority of Payments immediately preceding the clause pursuant to which such the Series 2025-1 Class A Excess Amortization Amount is to be distributed on such Payment Date).

Exhibit 4.8

“Series 2025-1 Class A-1 Excess Allocation Percentage” means, as of any date of determination, the greatest of the following percentages, as applicable:
(a)(i) If the Senior DSCR as of the applicable Payment Date is less than 1.45 to 1.00, then 100%, (ii) if the Senior DSCR as of such Payment Date is greater than or equal to 1.45 to 1.00 and less than 1.55 to 1.00, then 50%, or (iii) if the Senior DSCR as of such Payment Date is greater than or equal to 1.55 to 1.00, then 32.5%; or
(b) if the Production Tracking Rate is less than 80%, then 100%, otherwise 32.5%;
or
(c)(i) if the Senior LTV is greater than 80%, then 100%, and (ii) if the Senior LTV is greater than 75% but less than or equal to 80%, then 50%, otherwise 32.5%; or
(d) if the Aggregate LTV is greater than 90%, then 100%.
“Series 2025-1 Class A-1 Excess Amortization Amount” means, with respect to any Payment Date, the Class A-1 Excess Allocation Percentage multiplied by the amount of Available Funds for such Payment Date remaining after giving effect to the distributions pursuant to the clauses (A) through (G) of the Priority of Payments on such Payment Date; provided, that the Class A-1 Excess Amortization Amount as of any Payment Date shall not exceed the Series 2025-1 Class A-1 Outstanding Principal Balance as of such Payment Date (calculated after giving effect to the payments pursuant to the clauses (A) through (G) of the Priority of Payments on such Payment Date).
“Series 2025-1 Class A-1 Notes” has the meaning specified in the preamble hereto. “Series 2025-1 Class A-1 Outstanding Principal Balance” means, as of any date of determination, the outstanding principal amount of the Class A-1 Notes on the Closing Date, less the sum of all amounts distributed to the Class A-1 Noteholders on or prior to such date in respect of principal, including with respect to any redemption of Series 2025-1 Class A-1 Notes.
“Series 2025-1 Class A-1 Principal Distribution Amount” means, as of any Payment Date, the Series 2025-1 Class A-1 Scheduled Principal Distribution Amount plus amounts previously due and unpaid; provided, that the Series 2025-1 Class A-1 Principal Distribution Amount as of any Payment Date shall not exceed the Series 2025-1 Class A-1 Outstanding Principal Balance as of such Payment Date.
“Series 2025-1 Class A-1 Scheduled Principal Distribution Amount” means, as of any date of determination, the amount indicated on Schedule A with respect to such date.
“Series 2025-1 Class A-2 Excess Allocation Percentage” means, as of any date of determination, the greatest of the following percentages, as applicable, only insofar as the Series 2025-1 Class A-1 Notes are no longer outstanding:
(a)(i) If the Senior DSCR as of the applicable Payment Date is less than 1.45 to 1.00, then 100%, (ii) if the Senior DSCR as of such Payment Date is greater than or equal to 1.45

Exhibit 4.8

to 1.00 and less than 1.55 to 1.00, then 50%, or (iii) if the Senior DSCR as of such Payment Date is greater than or equal to 1.55 to 1.00, then 32.5%; or
(b) if the Production Tracking Rate is less than 80%, then 100%, otherwise
32.5%; or
(c)(i) if the Senior LTV is greater than 80%, then 100%, and (ii) if the Senior
LTV is greater than 75% but less than or equal to 80%, then 50%, otherwise 32.5%; or
(d) if the Aggregate LTV is greater than 90%, then 100%.
“Series 2025-1 Class A-2 Excess Amortization Amount” means, with respect to any Payment Date, the Series 2025-1 Class A-2 Excess Allocation Percentage multiplied by the amount of Available Funds for such Payment Date remaining after giving effect to the distributions pursuant to the clauses (A) through (H) of the Priority of Payments on such Payment Date; provided, that the Series 2025-1 Class A-2 Excess Amortization Amount as of any Payment Date shall not exceed the Series 2025-1 Class A-2 Outstanding Principal Balance of all Series 2025-1 Class A-2 Notes as of such Payment Date (calculated after giving effect to the payments pursuant to the clauses (A) through (H) of the Priority of Payments on such Payment Date).
“Series 2025-1 Class A-2 Notes” has the meaning specified in the preamble hereto.
“Series 2025-1 Class A-2 Outstanding Principal Balance” means, as of any date of determination, the outstanding principal amount of the Series 2025-1 Class A-2 Notes on the Closing Date, less the sum of all amounts distributed to the Class A-2 Noteholders on or prior to such date in respect of principal, including with respect to any redemption of Series 2025-1 Class A-2 Notes.
“Series 2025-1 Class A-2 Principal Distribution Amount” means, as of any Payment Date, the Series 2025-1 Class A-2 Scheduled Principal Distribution Amount plus amounts previously due and unpaid; provided, that the Class A-2 Principal Distribution Amount as of any Payment Date shall not exceed the Series 2025-1 Class A-2 Outstanding Principal Balance as of such Payment Date.
“Series 2025-1 Class A-2 Scheduled Principal Distribution Amount” means, as of any date of determination, the amount indicated on Schedule A with respect to such date.
“Series 2025-1 Class B Additional Excess Amortization Amount” means, with respect to any Payment Date, 15% multiplied by the amount of Available Funds for such Payment Date remaining after giving effect to the distributions pursuant to the clauses (A) through (O(3)) of the Priority of Payments on such Payment Date; provided, that the Series 2025-1 Class B Excess Amortization Amount as of any Payment Date shall not exceed the Series 2025-1 Class B Outstanding Principal Balance as of such Payment Date (calculated after giving effect to the payments pursuant to the clauses (A) through (O(3)) of the Priority of Payments on such Payment Date).

Exhibit 4.8

“Series 2025-1 Class B Excess Allocation Percentage” means, as of any date of determination, the greatest of the following percentages, as applicable, only insofar as the Class A-1 Notes and the Class A-2 Notes are no longer outstanding:
(a)(i) If the Aggregate DSCR as of the applicable Payment Date is less than 1.45 to 1.00, then 100%, (ii) if the Aggregate DSCR as of such Payment Date is greater than or equal to 1.45 to
1.00 and less than 1.55 to 1.00, then 50%, or (iii) if the Aggregate DSCR as of such Payment Date is greater than or equal to 1.55 to 1.00, then 32.5%; or
(b)if the Production Tracking Rate is less than 80%, then 100%, otherwise 32.5%; or
(c)if the Aggregate LTV is greater than 80%, then 100%, otherwise 32.5%.
“Series 2025-1 Class B Excess Amortization Amount” means, with respect to any Payment Date, the Series 2025-1 Class B Excess Allocation Percentage multiplied by the amount of Available Funds for such Payment Date remaining after giving effect to the distributions pursuant to the clauses (A) through (L) of the Priority of Payments on such Payment Date; provided, that the Class B Excess Amortization Amount as of any Payment Date shall not exceed the Series 2025-1 Class B Outstanding Principal Balance as of such Payment Date (calculated after giving effect to the payments pursuant to the clauses (A) through (L) of the Priority of Payments on such Payment Date).
“Series 2025-1 Class B Outstanding Principal Balance” means, as of any date of determination, (i) the outstanding principal amount of the Series 2025-1 Class B Notes on the Closing Date, less (ii) the sum of all amounts distributed to the Series 2025-1 Class B Noteholders on or prior to such date in respect of principal, including with respect to any redemption of Series 2025-1 Class B Notes.
“Series 2025-1 Class B Principal Distribution Amount” means, as of any Payment Date, the Class B Scheduled Principal Distribution Amount plus amounts previously due and unpaid; provided, that the Class B Principal Distribution Amount as of any Payment Date shall not exceed the Class B Outstanding Principal Balance as of such Payment Date.
“Series 2025-1 Class B Scheduled Principal Distribution Amount” means, as of any date of determination, the amount indicated on Schedule A with respect to such date.
“Series 2025-1 Class B Notes” has the meaning specified in the preamble hereto. “Series 2025-1 Distribution Account” has the meaning specified in Section
2.10(a).
“Series 2025-1 Notes” has the meaning specified in the preamble hereto. “Treasury Rate” means, in respect of any date of redemption of Notes pursuant to

Exhibit 4.8
Section 10.1 of the Indenture, the yield to maturity as of the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to the applicable Redemption Date (or, if such Statistical Release is no longer published, any

Exhibit 4.8

publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to March 28, 2028; provided, however, that if the period from the Redemption Date to March 28, 2028, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Issuer will
(1) calculate the Treasury Rate no later than the second (and no earlier than the fourth) Business Day preceding the applicable Redemption Date and (2) prior to such Redemption Date file with the Indenture Trustee an Officers’ Certificate setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.
Section 1.02 Rules of Construction. Unless the context otherwise requires, the rules of construction set forth in Part II of Appendix A to the Indenture are hereby incorporated by reference.
ARTICLE II

SERIES 2025-1 NOTE DETAILS; FORMS OF SERIES 2025-1 NOTES
Section 2.01    Series 2025-1 Note Details.
(a)The aggregate principal amount of the Series 2025-1 Notes which may be initially authenticated and delivered under this Series Supplement shall be divided into Classes designated as “Class A,” and “Class B”, and the Series 2025-1 Class A Notes shall consist of two tranches designated as “Class A-1” and “Class A-2,” in each case, with the respective initial principal balances, Interest Rates and ratings set forth below (except for Series 2025-1 Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of Notes pursuant to Section 2.5 and Section 2.6 of the Indenture):

Series/Class	Initial Principal Balance	Note Form	Interest Rate	Day Count Convention	Rating By Fitch
Series 2025-1, Class A-1	$200,000,000	Definitive / Book-Entry	5.945%	30/360	A-
Series 2025-1, Class A-2	$240,000,000	Definitive / Book-Entry	6.751%	30/360	BBB
Series 2025-1, Class B ...	$90,000,000	Definitive / Book-Entry	10.398%	30/360	BB-

(b)The Series 2025-1 Class A-1 Notes and the Series 2025-1 Class A-2 Notes are subject to minimum denominations of $500,000 and integral multiples of $1,000 in excess thereof. The Series 2025-1 Class B Notes are subject to minimum denominations of $3,000,000 and integral multiples of $1,000 in excess thereof.

Exhibit 4.8
The “Final Scheduled Payment Date” for each Class of the Series 2025-1 Notes shall be the Payment Date occurring in February 2045. The “Anticipated Repayment Date” for Series 2025-1 Notes is the Payment Date occurring in February 2030.

Exhibit 4.8

(c)The initial Payment Date will be March 28, 2025. There will be no Series 2025-1 Class A-1 Scheduled Principal Distribution Amount, Series 2025-1 Class A-2 Scheduled Principal Distribution Amount, or Series 2025-1 Class B Scheduled Principal Distribution Amount with respect to the March 2025 Payment Date. The first payment of Series 2025-1 Class A-1 Scheduled Principal Distribution Amount, Series 2025-1 Class A-2 Scheduled Principal Distribution Amount, and Series 2025-1 Class B Scheduled Principal Distribution Amount will occur on the April 2025 Payment Date as set forth on Schedule A. However, payments with respect to principal may occur as a result of the respective Excess Amortization Amounts. The initial Interest Accrual Period for the Series 2025-1 Notes shall consist of 32 days.
Section 2.02 Delivery of Series 2025-1 Notes. Upon the execution and delivery of this Series Supplement, the Issuer shall execute and deliver to the Indenture Trustee an Issuer Order directing the Indenture Trustee to authenticate and deliver the Series 2025-1 Notes, and the Indenture Trustee, upon receipt of such Issuer Order, shall so authenticate and deliver such Notes.
Section 2.03 Forms of Series 2025-1 Notes. The Series 2025-1 Notes shall be in substantially the forms set forth in the Indenture, each with such variations, omissions and insertions as may be necessary. The Series 2025-1 Class A-1 Notes, the Series 2025-1 Class A-2 Notes and the Series 2025-1 Class B Notes may be issued, transferred and held as definitive notes or in book-entry form.
Section 2.04 Tax Restricted Notes and ERISA Restricted Notes. The Series 2025-1 Class B Notes shall be designated as Tax Restricted Notes (and shall accordingly be subject to the transfer restrictions in Sections 2.4(m) and 2.4(n) of the Indenture). No Series 2025-1 Class B Notes shall be sold in offshore transactions in reliance on Regulation S and/or designated as a Regulation S Global Notes. No Series 2025-1 Class B Note or interest therein shall be owned by, and no transfer, sale or other disposition of any Series 2025-1 Class B Note or interest therein may be made to a Person who is other than a “United States person” (within the meaning of Section 7701(a)(30) of the Code) that has provided the Indenture Trustee and the Manager with a properly completed and duly signed IRS Form W-9 (or applicable successor form) in respect of the owner, for U.S. federal income tax purposes, of such Tax Restricted Notes, dated as of the date of such transfer, sale or other disposition, and, for the avoidance of doubt, any such transfer, sale or other disposition shall be subject to the limitations and requirements set forth in Sections 2.4(m) and 2.4(n) of the Indenture. In addition, no Series 2025-1 Class B Notes shall be transferred, sold or otherwise disposed of in an amount that would result in any Noteholder holding Class B Notes in an aggregate amount less than 100% of the minimum denomination of the Series 2025-1 Class B Notes set forth in Section 2.01(b). The Series 2025-1 Class B Notes shall be designated as ERISA Restricted Notes. Accordingly, no Series 2025-1 Class B Note or interest therein shall be owned by, and no transfer, sale or other disposition of any Series 2025-1 Class B Note or interest therein may be made to a Plan.
Section 2.05 Principal Distribution Amounts. The “Principal Distribution Amount” for the Series 2025-1 Class A-1 Notes shall be the “Series 2025-1 Class A-1 Principal Distribution Amount,” the “Principal Distribution Amount” for the Series 2025-1 Class A-2 Notes shall be the “Series 2025-1 Class A-2 Principal Distribution Amount” and the “Principal Distribution Amount” for the Series 2025-1 Class B Notes shall be the “Series 2025-1 Class B Principal Distribution Amount.”

Exhibit 4.8

Section 2.06 Excess Amortization Amounts. The “Excess Amortization Amount” for the Series 2025-1 Class A Notes shall be the “Series 2025-1 Class A Excess Amortization Amount,” the “Excess Amortization Amount” for the Series 2025-1 Class A-1 Notes shall be the “Series 2025-1 Class A-1 Excess Amortization Amount,” the “Excess Amortization Amount” for the Series 2025-1 Class A-2 Notes shall be the “Series 2025-1 Class A-2 Excess Amortization Amount,” and the “Excess Amortization Amount” for the Series 2025-1 Class B Notes shall be the “Series 2025-1 Class B Excess Amortization Amount,” and the “Series 2025-1 Class B Additional Excess Amortization Amount.”
Section 2.07 Funding of the Collection Account. On the Closing Date, the Issuer shall deposit into the Collection Account an amount equal to $0.
Section 2.08 Funding of the Liquidity Reserve Account. On the Closing Date, the Issuer shall deposit into the Liquidity Reserve Account an amount equal to the Liquidity Reserve Account Initial Deposit.
Section 2.09 Redemption Terms. The Series 2025-1 Notes may be redeemed in whole or, in connection with a Permitted Disposition or the application of Excess Hedge Amounts, in part, at the direction of the Issuer on any Redemption Date. For the avoidance of doubt, no Redemption Price shall be paid in connection with principal amounts redeemed solely as a result of the Issuer’s receipt and application of amounts pursuant to Section 8.6(iv) of the Indenture (including any Excess Hedge Amounts).
Section 2.10    Additional Terms.
(a)Distribution Account. The Issuer shall cause to be established and maintained with the Securities Intermediary, in connection with the issuance of the Series 2025-1 Notes, a separate account (which will be a subaccount of the Collection Account) created solely for purposes of making distributions to the Noteholders of the Series 2025-1 Notes (the “Series 2025-1 Distribution Account”).
(b)Default Interest. If the Issuer defaults in a payment of interest on the Series 2025-1 Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) at the Interest Rate plus an additional rate of 2.00% per annum default rate to the Interest Rate, in any lawful manner (“Default Interest”). Such Default Interest will be due and payable on the immediately succeeding Payment Date; provided that no Default Interest shall be payable with respect to the Series 2025-1 Class B Notes until such time as the Series 2025-1 Class B Notes constitute the Controlling Class.
(c)Designated Unpaid Interest Amounts. Any and all accrued interest on the Outstanding Principal Balance of any Series 2025-1 Class B Notes that is not paid in full on any Payment Date shall be paid on a subsequent Payment Date to the extent of Available Funds. The Designated Unpaid Interest Amounts of the Series 2025-1 Class B Notes shall accrue interest at the applicable Interest Rate for the Series 2025-1 Class B Notes.

Exhibit 4.8
Post-ARD Interest. If, on the Anticipated Repayment Date, the Series 2025-1 Notes have not been paid in full, then the Interest Rate applicable to each Class of Series 2025-

Exhibit 4.8

1 Notes shall be increased by 200 basis points over the initial applicable Interest Rate (the “ARD Rate of Interest”). The ARD Rate of Interest will apply from and including the Anticipated Repayment Date up to, and including, the maturity date of the Series 2025-1 Notes.
(d)Class Representative. There shall be no Class Representative with respect to the Series 2025-1 Notes.
ARTICLE III GENERAL PROVISIONS
Section 3.01    Date of Execution. This Series Supplement, for convenience and for the purpose of reference, is dated as of February 27, 2025.
Section 3.02 Notices. Notices required to be given to the initial Rating Agencies by the Issuer or the Indenture Trustee shall be provided to the following “Rating Agency Contacts”: globalcrosssectorsf@fitchratings.com.
Section 3.03 Governing Law; Jurisdiction; Waiver of Jury Trial. THIS SERIES SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPALS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR IN RELATION TO THIS SERIES SUPPLEMENT. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SERIES SUPPLEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 3.04 Severability. In case any provision in this Series Supplement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 3.05 Counterparts; Electronic Execution. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Series Supplement in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed counterpart of this Series Supplement. The words “execution,” “execute,” “signed,” “signature” and words of like import in or related to any document to be signed in connection with this Series Supplement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Indenture Trustee, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a

Exhibit 4.8

paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each Issuer Party agrees to notify the Indenture Trustee in writing of which electronic signature service it is using in connection with any document delivered to the Indenture Trustee utilizing an electronic signature and to assume all risks arising out of the use electronic signatures and electronic methods to submit communications to the Indenture Trustee, including without limitation the risk of the Indenture Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
ARTICLE IV APPLICABILITY OF INDENTURE
Section 4.01 Applicability. The provisions of the Indenture are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Series Supplement and the Indenture as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument. The representations, warranties and covenants contained in the Indenture (except as expressly modified herein) are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof.

[SIGNATURE PAGES FOLLOW]

Exhibit 4.8
IN WITNESS WHEREOF, each of the Issuer, the Guarantors and the Indenture Trustee have caused this Series Supplement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

DIVERSIFIED ABS X LLC

By:    /s/ Benjamin M. Sullivan
Name: Benjamin M. Sullivan
Title:    Senior Executive Vice President, Chief Legal and Risk Officer, and Corporate Secretary

DIVERSIFIED ABS LLC

By:    /s/ Benjamin M. Sullivan
Name: Benjamin M. Sullivan
Title:    Senior Executive Vice President, Chief Legal and Risk Officer, and Corporate Secretary

DIVERSIFIED ABS PHASE II LLC

By:    /s/ Benjamin M. Sullivan
Name: Benjamin M. Sullivan
Title:    Senior Executive Vice President, Chief Legal and Risk Officer, and Corporate Secretary

DIVERSIFIED ABS PHASE X LLC

By:    /s/ Benjamin M. Sullivan
Name: Benjamin M. Sullivan
Title:    Senior Executive Vice President, Chief Legal and Risk Officer, and Corporate Secretary

[Signature Page to Series 2025-1 Supplement]

Exhibit 4.8
UMB BANK, N.A.,
as Indenture Trustee

By:    /s/ Michele Voon     Name: Michele Voon

[Signature Page to Series 2025-1 Supplement]